Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL FIRST QUARTER ENDED SEPTEMBER 30, 2022

DENVER, CO., November 8, 2022 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal first quarter ended September 30, 2022.

“We have continued to make solid progress this quarter on our regulatory and operational priorities and are now beginning to look forward to the time when we can serve more deserving seniors with the PACE model,” said Patrick Blair, President, and CEO of InnovAge.

Financial Results

	Three Months Ended
	September 30, 2022	September 30, 2021
in thousands, except percentages and per share amounts
Total revenues	$171,218	$173,070
Center-level Contribution Margin(1)	21,424	42,330
Net Income (Loss)	(13,699)	7,624
Net Income (Loss) margin	(8.0)%	4.4%

Net Income (Loss) Attributable to InnovAge Holding Corp.	(13,073)	7,686
Net income (Loss) per share - basic and diluted	$(0.10)	$0.06

Adjusted EBITDA(1)	$(3,815)	$18,212
Adjusted EBITDA margin(1)	(2.2)%	10.5%

Fiscal First Quarter 2023 Financial Performance

●	Total revenue of $171.2 million, decreased approximately 1.1% compared to $173.1 million in the first quarter of fiscal 2022
●	Center-level Contribution Margin(1) of $21.4 million, decreased 49.4% compared to $42.3 million in the first quarter of fiscal 2022
●	Center-level Contribution Margin(1) as a percent of revenue of 12.5%, decreased 12 percentage points compared to 24.5% in the first quarter of fiscal 2022
●	Net loss of $13.7 million, compared to net income of $7.6 million in the first quarter of fiscal 2022
●	Net loss margin of 8.0%, a decrease of 12.4 percentage points compared to a net income margin of 4.4% in the first quarter of fiscal year 2022
●	Net loss attributable to InnovAge Holding Corp. of $13.1 million, or a loss of $0.10 per share, compared to net income of $7.7 million, or $0.06 per share in the first quarter of fiscal 2022
●	Adjusted EBITDA(1) of negative $3.8 million, a decrease of $22.0 million compared to $18.2 million in the first quarter of fiscal year 2022

●	Adjusted EBITDA(1) margin of negative 2.2%, a decrease of 12.7 percentage points compared to 10.5% in the first quarter of fiscal 2022
●	Census of approximately 6,540 participants compared to 6,990 participants in the first quarter of fiscal year 2022
●	Ended the first quarter of fiscal year 2023 with $188.2 million in cash and cash equivalents and $84.8 million in debt on the balance sheet, representing debt under the Company’s senior secured term loan, convertible term loan and finance leases

(1) Management uses Center-level Contribution Margin as the measure for assessing performance of its segments. Center-level Contribution Margin is defined as total revenues less external provider costs and cost of care, excluding depreciation and amortization, which include all medical and pharmacy costs.  Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a definition and reconciliation of these non-GAAP measures to the most closely comparable GAAP measures for the periods indicated, see “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures.”

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time.  A live audio webcast of the call will be available on the Company’s website, https://investor.innovage.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for a limited time.  To access the call by phone, please go to this link (registration link), for dialing instructions and a unique access pin.  We encourage participants to dial into the call fifteen minutes ahead of the scheduled start time.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model is designed to improve the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of September 30, 2022, InnovAge served approximately 6,540 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Media Contact:

Sarah Rasmussen, APR

srasmussen@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations with respect to current audits, legal proceedings and government investigations and actions; relationships and discussions with regulatory agencies; our expectations with respect to correcting deficiencies raised in audits and other processes; our ability to effectively implement remediation measures, including creating operational excellence as a provider, expanding our payer capabilities and strengthening enterprise functions; our expectations to increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, or execute acquisitions; quarterly or annual guidance; financial outlook, including future revenues and future earnings; reimbursement and regulatory developments; market developments; new products; integration activities; and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the results of periodic inspections, reviews, audits, investigations under the federal and state government programs, including sanctions currently in place on our centers in Colorado and in our Sacramento center in California; (ii) our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs, in the states of California, Colorado and New Mexico; (iii) the adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders; (iv) the risk that the cost of providing services will exceed our compensation under PACE; (v) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vi) changes in the rules governing the Medicare, Medicaid or PACE programs; (vii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (viii) viability of our business strategy and our ability to realize expected results; (ix) the impact on our business of non-renewal or termination of capitation agreements with government payors; (x) the impact of state and federal efforts to reduce healthcare spending; (xi) the impact on our business from an economic downturn; (xii) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing effects of COVID-19; (xiii) our dependence on our senior management team and other key employees; (xiv) the effects of sustained inflation and increased costs of labor on our business; (xv) the impact of failures by our suppliers, sustained material price increases on supplies or limitations on our ability to access new technology or medical products; (xvi) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; (xvii) our ability to enroll or attract new participants and grow our revenue, especially as a result of the sanctions currently in place on our centers in Colorado and in our Sacramento center in California and actions from other states; (xviii) the concentration of our presence in Colorado; (xix) our ability to establish a presence in new geographic markets, especially as a result of the actions taken by certain states and us in light of our ongoing audit processes; (xx) the impact on our business of security breaches, loss of data or other disruptions causing the compromise of sensitive information or preventing us from accessing critical information; and (xxi) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, class action litigation, M&A transaction and integration, business optimization and electronic medical record (EMR) implementation. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands) (UNAUDITED)

	September 30,	June 30,
	2022	2022
Assets
Current Assets
Cash and cash equivalents	$188,222	$184,429
Restricted cash	17	17
Accounts receivable, net of allowance ($4,264 – September 30, 2022 and $3,403 – June 30, 2022)	37,517	35,907
Prepaid expenses	12,165	13,842
Income tax receivable	5,010	6,761
Total current assets	242,931	240,956
Noncurrent Assets
Property and equipment, net	181,086	176,260
Operating lease assets	22,995	—
Investments	5,493	5,493
Deposits and other	2,565	2,812
Goodwill	124,217	124,217
Other intangible assets, net	5,693	5,858
Total noncurrent assets	342,049	314,640
Total assets	$584,980	$555,596
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$50,858	$50,562
Reported and estimated claims	35,974	38,454
Due to Medicaid and Medicare	10,633	9,130
Current portion of long-term debt	3,793	3,793
Current portion of finance lease obligations	3,376	3,368
Current portion of operating lease obligations	3,420	—
Deferred revenue	23,361	—
Total current liabilities	131,415	105,307
Noncurrent Liabilities
Deferred tax liability, net	14,290	17,761
Finance lease obligations	8,792	9,440
Operating lease obligations	20,725	—
Other noncurrent liabilities	1,135	1,134
Long-term debt, net of debt issuance costs	67,369	68,210
Total liabilities	243,726	201,852
Commitments and Contingencies
Redeemable Noncontrolling Interests	14,734	15,278
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of September 30, 2022 and June 30, 2022; 135,570,078 and 135,532,811 issued shares as of September 30, 2022 and June 30, 2022, respectively	136	136
Additional paid-in capital	328,708	327,499
Retained earnings (deficit)	(8,344)	4,729
Total InnovAge Holding Corp.	320,500	332,364
Noncontrolling interests	6,020	6,102
Total stockholders’ equity	326,520	338,466
Total liabilities and stockholders’ equity	$584,980	$555,596

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF Operations

(IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	September 30, 2022	September 30, 2021

Revenues
Capitation revenue	$170,931	$172,554
Other service revenue	287	516
Total revenues	171,218	173,070
Expenses
External provider costs	96,237	90,012
Cost of care, excluding depreciation and amortization	53,557	40,728
Center-level Contribution Margin	21,424	42,330
Sales and marketing	4,413	6,293
Corporate, general and administrative	30,181	21,084
Depreciation and amortization	3,433	3,293
Total expenses	187,821	161,410
Operating Income (Loss)	(16,603)	11,660

Other Income (Expense)
Interest expense, net	(603)	(547)
Other expense	37	(493)
Total other expense	(566)	(1,040)
Income (Loss) Before Income Taxes	(17,169)	10,620
Provision for Income Taxes	(3,470)	2,996
Net Income (Loss)	(13,699)	7,624
Less: net loss attributable to noncontrolling interests	(626)	(62)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$(13,073)	$7,686

Weighted-average number of common shares outstanding - basic	135,566,117	135,516,513
Weighted-average number of common shares outstanding - diluted	135,566,117	135,516,513

Net income (loss) per share - basic	$(0.10)	$0.06
Net income (loss) per share - diluted	$(0.10)	$0.06

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands) (UNAUDITED)

	For the Three Months Ended September 30,
	2022	2021
Operating Activities
Net income (loss)	$(13,699)	$7,624
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gain) Loss on disposal of assets	(37)	493
Provision for uncollectible accounts	1,571	1,268
Depreciation and amortization	3,433	3,293
Noncash lease expense	761	—
Amortization of deferred financing costs	107	107
Stock-based compensation	1,209	958
Deferred income taxes	(3,470)	1,230
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(3,180)	2,929
Prepaid expenses	1,678	(1,597)
Income tax receivable	1,750	1,766
Deposits and other	246	(309)
Accounts payable and accrued expenses	1,155	1,248
Reported and estimated claims	(2,480)	106
Due to Medicaid and Medicare	1,503	1,443
Operating lease liabilities	(781)	—
Deferred revenue	23,361	—
Net cash provided by operating activities	13,127	20,559
Investing Activities
Purchases of property and equipment	(7,666)	(3,042)
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	$(7,666)	$(5,042)
Financing Activities
Payments for finance lease obligations	(720)	(505)
Principal payments on long-term debt	(948)	(947)
Net cash used in financing activities	(1,668)	(1,452)

INCREASE IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	3,793	14,065
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	184,446	203,700
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$188,239	$217,765

Supplemental Cash Flows Information
Interest paid	$700	$573
Income taxes paid	$13	$—
Property and equipment included in accounts payable	$2,446	$272
Property and equipment purchased under finance leases	$80	$127

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(In Thousands) (UNAUDITED)

	Three Months Ended
	September 30, 2022	September 30, 2021

Net income (loss)	$(13,699)	$7,624
Interest expense, net	603	547
Depreciation and amortization	3,433	3,293
Provision for income tax	(3,470)	2,996
Stock-based compensation	1,300	958
Class action litigation(a)	(46)	—
M&A and de novo development(b)	286	327
Business optimization(c)	7,188	2,117
EMR implementation(d)	590	350
Adjusted EBITDA	$(3,815)	$18,212

Net income (loss) margin	(8.0)%	4.4%
Adjusted EBITDA margin	(2.2)%	10.5%

(a)	Reflects charges/(credits) related to litigation by stockholders.
(b)	Reflects charges related to M&A transaction and integrations, and de novo center development.
(c)	Reflects charges related to business optimization initiatives. Such charges related to one-time investments in projects designed to enhance our technology and compliance systems, improve and support the efficiency and effectiveness of our operations, and third party support to address efforts to remediate deficiencies in audits. For the three months ended September 30, 2022 this includes (i) $0.7 million related to consultants and contractors performing audit and other related services at sanctioned centers, (ii) $1.6 million of charges related to government investigations, and (iii) $4.3 million of costs associated with third party consultants as we implement our core provider initiatives, assess our risk-bearing payor capabilities, and strengthen our enterprise capabilities.
(d)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record vendor.